Exhibit 99.1

FirstEnergy Corp.	For Release: July 16, 2026
300 Madison Avenue
Morristown, NJ 07962
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Michon Ellis	Karen Sagot
312-330-3733	330-761-4286

Jersey Central Power & Light Company Announces Launch of Exchange Offer
for its 4.600% Senior Notes Due 2030

MORRISTOWN, N.J. — Jersey Central Power & Light Company (“JCP&L” or the “Company”), a subsidiary of FirstEnergy Corp., today announced an offer to exchange up to $350 million aggregate principal amount of its outstanding unregistered 4.600% Senior Notes due 2030 (the “Outstanding Notes”) for a like principal amount of the Company’s 4.600% Senior Notes due 2030 (the “New Notes”) registered under the Securities Act of 1933, as amended.
The exchange offer will expire at 5:00 p.m., New York City time, on August 13, 2026, unless extended. Tenders of Outstanding Notes must be made before the exchange offer expires and may be withdrawn any time prior to the expiration of the exchange offer. The exchange offer is being made to satisfy the Company’s obligations under a registration rights agreement entered into in connection with the issuance of the Outstanding Notes and does not represent a new financing transaction.
The terms of the exchange offer are set forth in a prospectus dated July 16, 2026. Copies of the prospectus and the other exchange offer documents may be obtained from the exchange agent:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By Mail or in Person
The Bank of New York Mellon Trust Company, N.A.
c/o The Bank of New York Mellon
Corporate Trust Reorg Unit
Pittsburgh, PA 15262
Attn: Pamela Adamo

For Email (for Eligible Institutions Only):
ct_reorg_unit_inquiries@bnymellon.com

For Information and to Confirm by Telephone:
+1 (315) 414-3317

This news release is for informational purposes only and is neither an offer to buy or sell nor a solicitation of an offer to buy or sell any Outstanding Notes or New Notes. The exchange offer is being made only pursuant to the exchange offer prospectus, which is being distributed to holders of the Outstanding Notes and has been filed with the Securities and Exchange Commission as part of the Company’s Registration Statement on Form S-4 (File No. 333- 297033), which was declared effective on July 14, 2026.
JCP&L serves approximately 1.2 million customers in the counties of Burlington, Essex, Hunterdon, Mercer, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset, Sussex, Union and Warren. Follow JCP&L on X @JCP_L, on Facebook at facebook.com/JCPandL or online at jcp-l.com.
FirstEnergy is dedicated to integrity, safety, reliability and operational excellence. Its electric distribution companies form one of the nation’s largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. FirstEnergy’s transmission subsidiaries operate approximately 24,000 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy on X @FirstEnergyCorp or online at firstenergycorp.com.

Discussion of Forward-Looking Statements About JCP&L
Statements in this document regarding JCP&L that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the Company’s business, results, financial position, liquidity, and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, JCP&L undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see JCP&L’s Securities and Exchange Commission filings, including, but not limited to, the risk factors and Cautionary Note Regarding Forward-Looking Statements set forth in these filings and any updates to such risk factors and Cautionary Note Regarding Forward-Looking Statements contained in any subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

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